Exhibit 99.1
Torrid Reports Fourth Quarter and Fiscal 2025 Results and Initiates Fiscal 2026 Guidance
•Delivered Fourth Quarter Net Sales in line with guidance
•Fourth Quarter Net Loss of $8.1 million
•Exceeded Fourth Quarter Adjusted EBITDA(1) guidance
•Initiates Fiscal 2026 Guidance
CITY OF INDUSTRY, Calif. – March 19, 2026 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the quarter and fiscal year ended January 31, 2026.
Lisa Harper, Chief Executive Officer, stated, “2025 was a transformational year. We delivered $1 billion in net sales, in line with our guidance, and $63.6 million in Adjusted EBITDA(1), exceeding the high end of our outlook, while making deliberate strategic decisions required to put this business on a stronger footing. We closed 151 structurally unproductive locations, launched five sub-brands that generated approximately $70 million in sales, and fundamentally restructured our product assortment around core franchises and fabrications our customers value most. Trends in Q4 and early Q1 give us confidence that the foundation we've built is beginning to take hold."
“We enter 2026 with a strong operational foundation – optimized channels, product and pricing. This positions us to accelerate customer file growth through renewed marketing efforts, helping us re-engage past shoppers, attract new customers and deepen loyalty across our existing base. I am confident we are on the right path and encouraged by early signs of progress we are seeing in the business,” concluded Lisa Harper.
Financial Highlights for the Fourth Quarter of Fiscal 2025
•Net sales decreased 14.3% to $236.2 million compared to $275.6 million for the fourth quarter of last year. Comparable sales(2) decreased 10% in the fourth quarter.
•Gross profit margin was 30.0% compared to 33.6% in the fourth quarter of last year.
•Net loss of $8.1 million, or ($0.08) per share, compared to a net loss of $3.0 million, or ($0.03) per share in the fourth quarter of last year.
•Adjusted EBITDA(1) was $5.1 million, or 2.2%, of net sales, compared to $16.7 million, or 6.1% of net sales, in the fourth quarter of last year.
•In the fourth quarter, we closed 77 Torrid stores as part of the Store Footprint Optimization Project. The total store count at quarter end was 483 stores.
Financial Highlights for the Full Year of Fiscal 2025
•Net sales decreased 9.4% to $1,000.1 million compared to $1,103.7 million last year. Comparable sales(2) decreased 7% compared to last year.
•Gross profit margin was 34.8% compared to 37.5% last year.
•Net Loss of $7.0 million, or ($0.07) per share, compared to net income of $16.3 million, or $0.16 per share last year.
•Adjusted EBITDA(1) was $63.6 million, or 6.4% of net sales, compared to $109.1 million, or 9.9% of net sales, last year.
•Closed 151 Torrid stores as part of the Retail Store Optimization Project. The total store count at year end was 483 stores.
Full Year Fiscal 2025 Financial and Operating Metrics

	Fiscal Year Ended
	January 31, 2026	February 1, 2025
Net sales (in thousands)	$1,000,092	$1,103,737
Comparable sales(A)	(7)%	(5)%
Number of stores (as of end of period)	483	634
Net (loss) income (in thousands)	$(7,034)	$16,318
Adjusted EBITDA(B) (in thousands)	$63,577	$109,120

(A)The computation of fiscal year 2024 comparable sales(2) compares sales in fiscal year 2024 to sales in the 52-week period ended February 3, 2024.
(B)Refer to “Non-GAAP Reconciliation” below for a reconciliation of net (loss) income to Adjusted EBITDA(1).

Balance Sheet and Cash Flow
Cash and cash equivalents at the end of fiscal 2025 totaled $20.0 million. Total liquidity at the end of the year, including available borrowing capacity under our revolving credit agreement, was $84.9 million.
Net cash used in operations for the fiscal year ended January 31, 2026 was $13.0 million, compared to net cash provided by operations of $77.4 million for the fiscal year ended February 1, 2025.
Outlook
For the first quarter of fiscal 2026 the Company expects:
•Net sales between $236 million and $244 million.
•Adjusted EBITDA(1) between $14 million and $18 million.
For the full year fiscal 2026 the Company expects:
•Net sales between $940 million and $960 million.
•Adjusted EBITDA(1) between $65 million and $75 million.
•Capital expenditures between $8 million and $10 million.
The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2026. The above outlook does not take into consideration the volatility of tariff changes or its impact on inflation or consumer demand. See “Forward-Looking Statements” for additional information.
Conference Call Details
A conference call to discuss the Company’s fourth quarter and fiscal 2025 results is scheduled for March 19, 2026, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until March 26, 2026.
Notes
(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. The Company also determines when certain store remodels and relocations are reintegrated into our comparable sales base. Partial fiscal months are excluded from the computation of comparable sales. Fiscal 2024 comparable sales compares sales in fiscal 2024 to sales in the 52-week period ended February 3, 2024. Comparable sales allow the Company to evaluate how its unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings. The Company applies current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison.
About Torrid
TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses
We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.
Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.
Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Forward-Looking Statements
Certain statements made in this earnings release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our expected first quarter of fiscal 2026, our full year fiscal 2026 performance, our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;
•the negative impact on our revenue and profitability as a result of the imposition of new or increased duties or tariffs on goods from the countries where we manufacture our merchandise which, among other things, could limit our ability to manufacture products in cost-effective countries and require us to absorb costs or pass costs onto customers;
•ongoing or threats of war, terrorism and other catastrophes, including natural disasters, that could negatively impact our business;
•the interruption of the flow of merchandise from international manufacturers;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;

•our ability to identify and respond to new and changing product trends, customer preferences and other related factors;
•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to adapt to consumer shopping preferences, including the increasing use of glucagon-like peptide-1 (“GLP-1”) medications; and to develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•exposure to risks inherent in doing business globally as a result of sourcing a significant amount of our products from various countries;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;
•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy, including our retail store optimization strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems, including artificial intelligence and machine learning technologies;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•our inability to protect our trademarks or other intellectual property rights;
•our substantial indebtedness and lease obligations;
•restrictions imposed by our indebtedness on our current and future operations;
•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets; and
•our failure to maintain adequate internal control over financial reporting.
The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2025 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this earnings release in the context of these risks and uncertainties.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.
Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Tom Filandro
Lyn Walther
IR@torrid.com
Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales	$236,168	$275,562	$1,000,092	$1,103,737
Cost of goods sold	165,272	182,927	652,130	690,266
Gross profit	70,896	92,635	347,962	413,471
Selling, general and administrative expenses	62,399	73,829	269,182	302,032
Marketing expenses	13,487	15,356	57,378	54,231
(Loss) income from operations	(4,990)	3,450	21,402	57,208
Interest expense	7,658	8,330	31,844	35,633
Interest income, net of other (income) expense	(422)	348	(882)	(28)
(Loss) income before income taxes	(12,226)	(5,228)	(9,560)	21,603
(Benefit from) provision for income taxes	(4,111)	(2,240)	(2,526)	5,285
Net (loss) income	$(8,115)	$(2,988)	$(7,034)	$16,318

Net (loss) earnings per share:
Basic	$(0.08)	$(0.03)	$(0.07)	$0.16
Diluted	$(0.08)	$(0.03)	$(0.07)	$0.15
Weighted average number of shares:
Basic	99,236	107,137	101,442	104,564
Diluted	99,236	104,137	101,442	105,684

Other comprehensive income (loss):
Foreign currency translation adjustment	62	(311)	292	(585)
Total other comprehensive income (loss)	62	(311)	292	(585)
Comprehensive (loss) income	$(8,053)	$(3,299)	$(6,742)	$15,733

TORRID HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$20,023	$48,523
Restricted cash	421	399
Inventory	136,483	148,493
Prepaid expenses and other current assets	24,564	24,507
Prepaid income taxes	11,991	4,244
Total current assets	193,482	226,166
Property and equipment, net	51,632	77,669
Operating lease right-of-use assets	108,191	140,651
Deposits and other noncurrent assets	19,570	18,935
Deferred tax assets	19,065	16,620
Intangible asset	8,400	8,400
Total assets	$400,340	$488,441
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$56,764	$72,378
Accrued and other current liabilities	106,446	125,743
Operating lease liabilities	32,171	40,505
Borrowings under credit facility	31,020	—
Current portion of term loan	16,144	16,144
Due to related parties	6,271	8,362
Income taxes payable	122	—
Total current liabilities	248,938	263,132
Noncurrent operating lease liabilities	100,884	134,481
Noncurrent debt, net	256,264	272,409
Deferred compensation	4,039	3,913
Other noncurrent liabilities	3,622	5,595
Total liabilities	613,747	679,530
Commitments and contingencies
Stockholders’ Deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2026 and February 1, 2025	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 105,344,216 and 99,313,308 shares issued and outstanding, respectively, at January 31, 2026; 104,859,266 shares issued and outstanding at February 1, 2025	1,053	1,049
Additional paid-in capital	144,720	140,029
Accumulated deficit	(338,303)	(331,269)
Accumulated other comprehensive loss	(606)	(898)
Common shares in treasury, at cost: 6,030,908 shares at January 31, 2026; no shares at February 1, 2025	(20,271)	—
Total stockholders’ deficit	(213,407)	(191,089)
Total liabilities and stockholders’ deficit	$400,340	$488,441

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Fiscal Year Ended
	January 31, 2026	February 1, 2025	February 3, 2024
OPERATING ACTIVITIES
Net (loss) income	$(7,034)	$16,318	$11,619
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Write down of inventory	3,042	1,779	4,577
Operating right-of-use assets amortization	33,359	40,574	41,366
Depreciation and other amortization	36,106	37,239	38,002
Share-based compensation	5,208	7,634	8,042
Deferred taxes	(2,445)	(7,939)	(5,670)
Write off of excess operating lease liabilities against operating right-of-use-assets	(4,739)	(1,959)	(1,828)
Other, net	(638)	867	(608)
Changes in operating assets and liabilities:
Inventory	9,028	(7,615)	33,182
Prepaid expenses and other current assets	(57)	(2,278)	(2,179)
Prepaid income taxes	(7,747)	(1,683)	(480)
Deposits and other noncurrent assets	(334)	(4,314)	(6,296)
Accounts payable	(15,411)	26,999	(30,293)
Accrued and other current liabilities	(19,173)	18,148	(1,721)
Operating lease liabilities	(38,508)	(40,352)	(43,532)
Other noncurrent liabilities	(1,827)	(829)	(1,897)
Deferred compensation	126	(1,561)	1,228
Due to related parties	(2,091)	(967)	(3,412)
Income taxes payable	122	(2,671)	2,671
Net cash (used in) provided by operating activities	(13,013)	77,390	42,771
INVESTING ACTIVITIES
Purchases of property and equipment	(8,852)	(14,392)	(26,002)
Net cash used in investing activities	(8,852)	(14,392)	(26,002)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	471,560	62,780	592,775
Principal payments on revolving credit facility	(440,540)	(70,050)	(593,885)
Deferred financing costs paid for revolving credit facility	(375)	—	—
Principal payments on term loan	(17,500)	(17,500)	(17,500)
Proceeds from issuances under share-based compensation plans	281	1,044	399
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(517)	(774)	(306)
Share repurchase, including excise tax paid	(20,085)	—	—
Net cash used in financing activities	(7,176)	(24,500)	(18,517)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	563	(1,710)	(53)
(Decrease) increase in cash, cash equivalents and restricted cash	(28,478)	36,788	(1,801)
Cash, cash equivalents and restricted cash at beginning of period	48,922	12,134	13,935
Cash, cash equivalents and restricted cash at end of period	$20,444	$48,922	$12,134
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$32,434	$35,077	$34,195
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$1,258	$1,367	$4,524
Excise tax from share repurchase included in accounts payable and accrued liabilities	$186	$—	$—

Non-GAAP Reconciliation
The following table provides a reconciliation of net (loss) income to Adjusted EBITDA for the periods presented (in thousands):

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net (loss) income	$(8,115)	$(2,988)	$(7,034)	$16,318
Interest expense	7,658	8,330	31,844	35,633
Interest income, net of other (income) expense	(422)	348	(882)	(28)
(Benefit from) provision for income taxes	(4,111)	(2,240)	(2,526)	5,285
Depreciation and amortization(A)	7,925	9,017	34,618	35,721
Share-based compensation(B)	1,236	3,103	5,208	7,634
Noncash deductions and charges(C)	72	168	347	347
Other expenses(D)	905	979	2,002	8,210
Adjusted EBITDA	$5,148	$16,717	$63,577	$109,120

(A)Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B)Share-based compensation for the quarter and year ended January 31, 2026 includes $0.2 million and $0.3 million, respectively, for awards that will be settled in cash as they are accounted for similar to awards settled in shares in accordance with ASC 718, Compensation—Stock Compensation.
(C)Noncash deductions and charges includes noncash losses on property and equipment disposals and the net impact of noncash rent expense.
(D)Other expenses include severance costs for certain key management positions, certain transaction and litigation fees, and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.